                                                                     EXHIBIT 1.1

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.


                          16,750,000 Ordinary Shares/1/


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                               November __, 1998

Prudential Securities Incorporated
CIBC Oppenheimer Corp.
ING Baring Furman Selz LLC
Warburg Dillon Read LLC
 As Representatives of the several Underwriters
c/o Prudential Securities Incorporated
One New York Plaza
New York, New York  10292

Dear Ladies and Gentlemen:

          Scottish Annuity & Life Holdings, Ltd., a Cayman Islands, British West Indies corporation (the "Company"), hereby confirms its agreement with the several underwriters named in Schedule 1 hereto (the "Underwriters"), for whom you have been duly authorized to act as representatives (in such capacities, the "Representatives"), as set forth below. If you are the only Underwriters, all references herein to the Representatives shall be deemed to be to the Underwriters. The Company's Ordinary Shares, par value $0.01 per share, are referred to herein as the "Ordinary Shares."

          1. Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the several Underwriters an aggregate of 16,750,000 Ordinary Shares (the "Firm Securities"). The Company also proposes to issue and sell to the several Underwriters not more than an aggregate of 2,512,500 additional Ordinary Shares if requested by the Representatives as provided in Section 3 of this Agreement. Any and all Ordinary Shares to be purchased by the Underwriters pursuant to such option are referred to herein as the "Option Securities", and the Firm Securities and any Option Securities are

-----------------
/1/ Plus an option to purchase from Scottish Annuity & Life Holdings, Ltd. up to 2,512,500 additional Ordinary Shares to cover over-allotments.

collectively referred to herein as the "Securities". It is understood that the Company has agreed, concurrently with the issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, to issue and sell directly to Audubon Asset, Limited, Soulieana Limited, Maverick Fund USA, Ltd., Maverick Fund, L.D.C. and Maverick Fund II, Ltd. (collectively, the "Direct Investors") an aggregate of 1,418,440 Ordinary Shares (the "Direct Shares") and Class A Warrants to purchase an aggregate of 400,000 Ordinary Shares (the "Direct Warrants", and collectively with the Direct Shares, the "Direct Securities") as set forth in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus under the caption "Direct Sales".

          2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the several Underwriters that:

          (a) A registration statement on Form S-1 (File No. 333-57227) with respect to the Securities, including a prospectus subject to completion, has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, either (A) if the Company relies on Rule 434 under the Act, a Term Sheet (as hereinafter defined) relating to the Securities, that shall identify the Preliminary Prospectus (as hereinafter defined) that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Act or (B) if the Company does not rely on Rule 434 under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act, and in the case of either clause (i)(A) or (i)(B) of this sentence as have been provided to and approved by the Representatives prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representatives prior to the execution of this Agreement. The Company may also file a related registration statement with the Commission pursuant to Rule 462(b) under the Act for the purpose of registering certain additional Securities, which registration shall be effective upon filing with the Commission. As used in this Agreement, the term "Original Registration Statement" means the registration statement initially filed relating to the Securities, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Rule 462(b) Registration Statement" means any registration statement filed with the Commission pursuant to Rule 462(b) under the Act (including the Registration Statement and any Preliminary Prospectus or Prospectus incorporated therein at the time such Registration Statement becomes effective); the term "Registration Statement" includes both the Original Registration Statement and any Rule 462(b) Registration Statement; the term "Preliminary Prospectus" means each prospectus subject to completion filed

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with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); the term "Prospectus" means:

          (A) if the Company relies on Rule 434 under the Act, the Term Sheet relating to the Securities that is first filed pursuant to Rule 424(b)(7) under the Act, together with the Preliminary Prospectus identified therein that such Term Sheet supplements;

          (B) if the Company does not rely on Rule 434 under the Act, the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act; or

          (C) if the Company does not rely on Rule 434 under the Act and if no prospectus is required to be filed pursuant to Rule 424(b) under the Act, the prospectus included in the Registration Statement;

and the term "Term Sheet" means any term sheet that satisfies the requirements of Rule 434 under the Act. Any reference herein to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet.

          (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When any Preliminary Prospectus was filed with the Commission it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any Term Sheet that is a part thereof or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or any Term Sheet that is a part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Firm Closing Date and any Option Closing Date (both as hereinafter defined), the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in

                                       3
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conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein.

          (c) If the Company has elected to rely on Rule 462(b) and the Rule 462(b) Registration Statement has not been declared effective (i) the Company has filed a Rule 462(b) Registration Statement in compliance with and that is effective upon filing pursuant to Rule 462(b) and has received confirmation of its receipt and (ii) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 promulgated under the Act or the Commission has received payment of such filing fee.

          (d) No registration was, is or will be required under the Act or any applicable securities, blue sky or insurance laws of any applicable jurisdiction for the issuance, offering and sale of the Direct Securities to the Direct Investors, of the 1,500,000 Ordinary Shares (the "SHL Securities") to Scottish Holdings, Ltd. ("SHL") and of the Company's outstanding Class A Warrants (the "Class A Warrants"), Class B Warrants (the "Class B Warrants") and Class C Warrants, if any are issued (the "Class C Warrants") to the holders thereof (the "Class A Warrant Holders," the "Class B Warrant Holders" and the "Class C Warrant Holders", respectively). Neither the Company nor any "affiliate" of the Company within the meaning of Rule 501(b) under the Act or any person acting on behalf of the Company or any such affiliate, directly or indirectly, (i) has made or will make offers or sales of, or solicitations of offers to buy, the Direct Securities, the SHL Securities, the Class A Warrants, the Class B Warrants or the Class C Warrants (or any securities of the same or similar respective classes) to any prospective purchaser under circumstances that would require registration of the Direct Securities, the SHL Securities, the Class A Warrants, the Class B Warrants or the Class C Warrants or (ii) has engaged in any form of "general solicitation" or "general advertising" within the meaning of Rule 502(c) under the Act with respect to the Direct Securities, the SHL Securities, the Class A Warrants, the Class B Warrants and the Class C Warrants.

          (e) Each of the Company and Scottish Annuity & Life Insurance Company (Cayman) Ltd., a Cayman Islands, British West Indies corporation (the "Subsidiary"), has been duly organized and is validly existing as a company in good standing under the laws of the Cayman Islands, British West Indies and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its Subsidiary, taken as a whole.

          (f)  The Company has no subsidiary other than the Subsidiary.

          (g) Each of the Company and its Subsidiary has full power (corporate and other) to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus; and the Company has full power (corporate and other) to enter into (i) this Agreement, (ii) the separate securities purchase agreements entered into by the Company with

                                       4
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each of the Direct Investors (such securities purchase agreements, the "Direct
Agreements"), (iii) the subscription agreement entered into by the Company with SHL (such subscription agreement, the "SHL Agreement"), (iv) the separate warrant purchase agreements entered into by the Company with each of the Class A Warrant Holders (such warrant purchase agreements, the "Class A Warrant Purchase Agreements"), the Class B Warrant Holders (such warrant purchase agreements, the "Class B Warrant Purchase Agreements") and the Class C Warrant Holders (such warrant purchase agreements, the "Class C Warrant Purchase Agreements", and collectively with the Class A Warrant Purchase Agreements and the Class B Warrant Purchase Agreements, the "Warrant Purchase Agreements"), (v) the omnibus registration rights agreement entered into by the Company with each of the Direct Investors, the Class A Warrant Holders and the Class B Warrant Holders (such omnibus registration rights agreement, the "Registration Rights Agreement"), and (vi) the Direct Warrants, the Class A Warrants, the Class B Warrants and the Class C Warrants and to carry out all the terms and provisions hereof and thereof to be carried out by it.

          (h) The issued shares in the capital of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

          (i) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus. All of the issued shares in the capital of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Class A Warrants and the Class B Warrants have been duly authorized and validly issued and are fully paid and nonassessable. The Firm Securities and the Option Securities have been duly authorized and at the Firm Closing Date or the related Option Closing Date (as the case may be), after payment therefor in accordance herewith, will be validly issued, fully paid and nonassessable. The Direct Securities have been duly authorized and, after payment therefor in accordance with the Direct Agreements, will be validly issued, fully paid and nonassessable. The Class C Warrants have been duly authorized and, after payment therefor in accordance with the Class C Warrant Purchase Agreements, will be validly issued, fully paid and nonassessable. The Ordinary Shares initially issuable upon exercise of the Class A Warrants, the Class B Warrants, the Class C Warrants and the Direct Warrants (as the case may be), have been duly authorized and reserved for issuance upon such exercise, and after payment therefor upon exercise in accordance with the Class A Warrants, the Class B Warrants, the Class C Warrants and the Direct Warrants (as the case may be), will be validly issued, fully paid and nonassessable. No holders of outstanding shares of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Securities, the Direct Securities or the Ordinary Shares initially issuable upon exercise of the Class A Warrants, the Class B Warrants, the Class C Warrants or the Direct Warrants, and no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Act in the public offering contemplated by this Agreement.

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          (j)  The share capital of the Company conforms to the description thereof contained in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus.

          (k) Except as disclosed in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, there are no outstanding (A) securities or obligations of the Company or its Subsidiary convertible into or exchangeable or exercisable for any shares in the capital of the Company or its Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or its Subsidiary any such shares or any such convertible, exchangeable or exercisable securities or obligations, or (C) obligations of the Company or its Subsidiary to issue any shares, any such convertible, exchangeable or exercisable securities or obligations, or any such warrants, rights or options.

          (l) The consolidated financial statements of the Company and its Subsidiary included in the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, fairly present the financial position of the Company and its Subsidiary and the results of operations and changes in financial condition as of the dates and periods therein specified. Such financial statements have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein).

          (m) Ernst & Young LLP, who have certified the consolidated financial statements of the Company and its Subsidiary and delivered their report with respect to the audited consolidated balance sheet included in the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, are independent public accountants as required by the Act and the applicable rules and regulations thereunder.

          (n) The execution and delivery of this Agreement, the Direct Agreements, the SHL Agreement, the Warrant Purchase Agreements, the Registration Rights Agreement, the Class A Warrants, the Class B Warrants, the Class C Warrants and the Direct Warrants have been duly authorized by all necessary corporate action of the Company, and no other corporate proceeding therefor on the part of the Company or its shareholders is required; this Agreement, the Direct Agreements, the SHL Agreement, the Warrant Purchase Agreements, the Registration Rights Agreement, the Class A Warrants, the Class B Warrants and the Direct Warrants have been duly executed and delivered by the Company, and are the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

          (o) No legal or governmental proceedings are pending to which the Company or its Subsidiary is a party or to which the property of the Company or its Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, and to the knowledge of the Company, no such proceedings have been threatened against the Company or its Subsidiary or with respect to any of their respective properties; and no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, or filed as required.

          (p) The issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, of the Direct Securities to the Direct Investors by the Company pursuant to the Direct Agreements, of the SHL Securities to SHL by the Company pursuant to the SHL Agreement, and of the Class A Warrants, the Class B Warrants and the Class C Warrants to the Class A Warrant Holders, the Class B Warrant Holders and the Class C Warrant Holders, respectively, by the Company pursuant to the Warrant Purchase Agreements, the compliance by the Company with the other provisions of this Agreement, the Direct Agreements, the SHL Agreement, the Warrant Purchase Agreements, the Registration Rights Agreement, the Class A Warrants, the Class B Warrants, the Class C Warrants and the Direct Warrants and the consummation of the other transactions herein and therein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws and, if the registration statement filed with respect to the Securities (as amended) is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary or any of their respective properties are bound, or the Memorandum of Association or Articles of Association or other organizational documents of the Company or its Subsidiary, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or its Subsidiary, except for such breaches or defaults as will not have a material adverse effect on the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company and the Subsidiary, taken as a whole.

          (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, (i) the Company and its Subsidiary have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business, (ii) the Company has not purchased any of its outstanding shares, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital, (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its Subsidiary,
(iv) neither the Company nor its Subsidiary has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and (v) there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, business prospects, net worth, or results of operations of the Company or its Subsidiary, except in each case as described in or contemplated by the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus.

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          (r)  The Company has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, except as contemplated by this Agreement.

          (s) The Company and its Subsidiary have good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or its Subsidiary, and any real property and buildings held under lease by the Company or its Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its Subsidiary, in each case except as described in or contemplated by the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus.

          (t) The Company's Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, except as described in or contemplated by the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus.

          (u) Neither the Company nor its Subsidiary is required to be registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or a broker-dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the transactions contemplated by this Agreement, the Direct Agreements, the SHL Agreement, the Warrant Purchase Agreements, the Class A Warrants, the Class B Warrants, the Class C Warrants and the Direct Warrants and the offering, issuance and sale by the Subsidiary of its annuity and life insurance and reinsurance products and the conduct of its other respective businesses as contemplated in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus will not cause the Company or its Subsidiary to become an investment company or an entity controlled by an investment company subject to registration under the 1940 Act, an investment adviser subject to registration under the Advisers Act or a broker-dealer subject to registration under the Exchange Act. The Subsidiary is a "foreign insurance company" within the meaning of Rule 3a-6 under the 1940 Act, and the Company and the Subsidiary will conduct their respective businesses in a manner such that at all times the Subsidiary will be a "foreign insurance company" within the meaning of such Rule. The Company has filed Form F-N with the Commission, and such Form accurately sets forth all information required to be included therein and complies in all material respects with the applicable requirements of the Act and the 1940 Act and the respective rules and regulations of the Commission thereunder.

          (v) The variable life insurance products offered, issued and sold by the Subsidiary qualify as life insurance under the Internal Revenue Code of 1986, as amended (the "Code"), and such variable life insurance products will be issued only to persons or trusts the Company and its Subsidiary reasonably believe to be "qualified purchasers" within the meaning of Section 2(a)(51) of the 1940 Act and the rules and regulations of the Commission thereunder and "accredited investors" within the meaning of Rule 501(a) under the Act. No registration is required under the Act or any applicable securities, blue sky or insurance laws of any applicable jurisdiction for the offering, issuance and sale by the Subsidiary of its variable life insurance products as contemplated in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus.

          (w) Each certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          (x) The Company and its Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (y) The Company has not distributed and, prior to the later of (i) the Firm Closing Date or the Option Closing Date and (ii) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or other materials, if any, permitted by the Act.

          (z) Neither the Company nor the Subsidiary is (i) in violation of its Memorandum of Association or Articles of Association or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to it or any of its properties, except where any such violation or violations in the aggregate could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company and its Subsidiary, taken as a whole, (iii) in violation of any judgment, injunction, order or decree of any court, governmental agency or body (including, without limitation, any insurance regulatory agency or body) or arbitrator having jurisdiction over it, except where any such violation or violations in the aggregate could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company and its Subsidiary, taken as a whole, and (iv) no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary or any of their respective properties is bound or may be affected, except where any such default or event or defaults or events in the aggregate could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company and its Subsidiary, taken as a whole.

          (aa) The forms of certificate for the Securities, the Direct Securities, the SHL Securities, the Class A Warrants, the Class B Warrants and the Class C Warrants conform to the requirements of the Companies Law (1998 Revision) (the "Companies Law") of the Cayman Islands, British West Indies, and the Securities have been approved for quotation in the Nasdaq Stock Market's National Market (the "Nasdaq National Market"), subject to official notice of issuance.

          (bb) No currency exchange control laws or withholding taxes of the Cayman Islands, British West Indies or elsewhere apply to the payment of dividends (i) on the Securities by the Company or (ii) by the Subsidiary to the Company, except in each case as described in or contemplated by the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus.

          (cc) The Subsidiary is subject to regulation as an insurance company by the government of the Cayman Islands and has been duly licensed by the Governor-in-Council as an unrestricted Class "B" insurer under the Insurance Law (1998 Revision) of the Cayman Islands, British West Indies (the "Insurance Law"), and such license authorizes the Subsidiary to conduct its business as described in or contemplated by the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus. The Subsidiary is in compliance with the requirements of the Insurance Law and any applicable rules and regulations thereunder and has filed all statutory financial returns, reports, business plans, documents or other information required to be filed thereunder, except where the failure to comply or to file would not have a material adverse effect on the condition (financial or otherwise), management, business prospects, net worth, or results of operations of the Company and its Subsidiary, taken as a whole. The Company is a holding company and is not subject to Cayman Islands insurance regulations. The Company and its Subsidiary are in compliance with all other insurance laws and regulations of the jurisdictions that apply to them, including laws that relate to companies that control insurance companies, except where the failure to comply would not have a material adverse effect on the condition (financial or otherwise), management, business prospects, net worth, or results of operations of the Company and its Subsidiary, taken as a whole. Neither the Company nor its Subsidiary has received any notification from any insurance authority, commission or other insurance regulatory body in the Cayman Islands or elsewhere to the effect that the Subsidiary is not in compliance with any insurance law or regulation.

          (dd) Each of the Company and the Subsidiary possess all certificates, authorizations and permits issued by, and have made all filings with and provided all notices to, the appropriate Cayman Islands or foreign regulatory authorities necessary to own, lease, license and operate its properties and to conduct its business as described in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, and neither the Company nor the Subsidiary has received any notice of proceedings relating to, or knows of any event that could reasonably be expected to result in, the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company and the Subsidiary, taken as a whole, except as described in or contemplated by the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus; no certificate, authorization or permit of, and no filing with or notice to, any United States governmental or regulatory authority or self-regulatory organization or any court or other tribunal is required by either the Company or its Subsidiary to own, lease, license and operate their respective properties or to conduct their respective businesses as described in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus.

          (ee) Neither the Company nor its Subsidiary is required to be licensed or admitted as an insurer or an insurance holding company, as applicable, or to otherwise comply with the insurance laws and regulations of any jurisdictions within the United States in order to conduct their respective businesses as described in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus.

          (ff) The Company and its Subsidiary are not, and will conduct their respective businesses in a manner such that they will not be, engaged in a trade or business in the United States within the meaning of the Code.

          (gg) Each of the Company and its Subsidiary has received from the Cayman Islands Governor-in-Council an undertaking pursuant to the provisions of the Tax Concessions Law, as amended (1995 Revision), to the effect set forth in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, under the caption "Material Tax Consequences--Taxation of Holdings and Scottish Insurance--Cayman Islands."

          (hh) Neither the Underwriters nor any subsequent purchasers of the Securities, will be subject to any stamp duty, excise or similar tax imposed in the Cayman Islands, British West Indies in connection with the offering, sale or purchase of the Securities.

          (ii) To the knowledge of the Company and its Subsidiary, no change in any insurance law or regulation is pending that would reasonably be expected to have, singly or in the aggregate, a material adverse effect on the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company and its Subsidiary, except as described in or contemplated by the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus.

          (jj) The Company has duly and irrevocably appointed CT Corporation System as its agent to receive service of process with respect to actions arising out of or in connection with violations of United States federal securities laws relating to offers and sales of the Securities.

          3. Purchase, Sale and Delivery of the Securities. (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price of $___ per share, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule 1 hereto. One or more certificates in definitive form for the Firm Securities that the several Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Representatives request upon notice to the Company at least 48 hours prior to the Firm Closing Date, shall be delivered by or on behalf of the Company to the Representatives for the respective accounts of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer in same-day funds (the "Wired Funds") to the account of the Company. Such delivery of and payment for the Firm Securities shall be made at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York, at 9:30 A.M., New York time, on November __, 1998, or at such other place, time or date as the Representatives and the Company may agree upon or as the Representatives may determine pursuant to Section 9 hereof, such time and date of delivery against payment being herein referred to as the "Firm Closing Date". The Company will make such certificate or certificates for the Firm Securities available for checking and packaging by the Representatives at the offices in New York, New York of the Company's transfer agent or registrar or of Prudential Securities Incorporated at least 24 hours prior to the Firm Closing Date.

          (b) For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Securities as contemplated by the Prospectus, the Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, the Option Securities. The purchase price to be paid for any Option Securities shall be the same price per share as the price per share for the Firm Securities set forth above in paragraph (a) of this
Section 3. The option granted hereby may be exercised as to all or any part of the Option Securities from time to time within thirty (30) days after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading). The Underwriters shall not be under any obligation to purchase any of the Option Securities prior to the exercise of such option. The Representatives may from time to time exercise the option granted hereby by giving notice in writing or by telephone (confirmed in writing) to the Company setting forth the aggregate number of Option Securities as to which the several Underwriters are then exercising the option and the date and time for delivery of and payment for such Option Securities. Any such date of delivery shall be determined by the Representatives but shall not be earlier than two business days or later than five business days after such exercise of the option and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time on such other date as the Representatives and Company may agree upon or as the

Representatives may determine pursuant to Section 9 hereof, is herein called the "Option Closing Date" with respect to such Option Securities. Upon exercise of the option as provided herein, the Company shall become obligated to sell to each of the several Underwriters, and, subject to the terms and conditions herein set forth, each of the Underwriters, severally and not jointly, shall become obligated to purchase from the Company, the same percentage of the total number of the Option Securities as to which the several Underwriters are then exercising the option as such Underwriter is obligated to purchase of the aggregate number of Firm Securities, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares. If the option is exercised as to all or any portion of the Option Securities, one or more certificates in definitive form for such Option Securities, and payment therefor, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in paragraph (a) of this Section 3, except that reference therein to the Firm Securities and the Firm Closing Date shall be deemed, for purposes of this paragraph (b), to refer to such Option Securities and Option Closing Date, respectively.

          (c) The Company hereby acknowledges that the wire transfer by or on behalf of the Underwriters of the purchase price for any of the Securities does not constitute closing of a purchase and sale of the Securities. Only execution and delivery of a receipt for the Securities by the Underwriters indicates completion of the closing of a purchase of the Securities from the Company. Furthermore, in the event that the Underwriters wire funds (such funds, the "Wired Funds") to the Company prior to the completion of the closing of a purchase of the Securities, the Company hereby acknowledges that until the Underwriters execute and deliver a receipt for the Securities, by facsimile or otherwise, the Company will not be entitled to the Wired Funds and shall return the Wired Funds to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of the Securities is not completed and the Wired Funds are not returned by the Company to the Underwriters on the same day the Wired Funds were received by the Company, the Company agrees to pay to the Underwriters in respect of each day the Wired Funds are not returned by it, in same-day funds, interest on the amount of such Wired Funds in an amount representing the Underwriters' cost of financing as reasonably determined by Prudential Securities Incorporated.

          (d) It is understood that any of you, individually and not as one of the Representatives, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for any of the Securities to be purchased by such Underwriter or Underwriters. No such payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

          4. Offering by the Underwriters. Upon your authorization of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale to the public upon the terms set forth in the Prospectus.

          5. Covenants of the Company. The Company covenants and agrees with each of the Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto to become effective as promptly as possible. If required, the Company will file the Prospectus or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act. During any time when a prospectus relating to the Securities is required to be delivered under the Act, the Company (i) will comply with all requirements imposed upon it by the Act and the rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not file with the Commission the Prospectus, Term Sheet or the amendment referred to in the second sentence of Section 2(a) hereof, any amendment or supplement to such Prospectus, Term Sheet or any amendment to the Registration Statement or any Rule 462(b) Registration Statement of which the Representatives previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Representatives shall not have given their consent (which consent will not be unreasonably withheld or delayed). The Company will prepare and file with the Commission, in accordance with the rules and regulations of the Commission, promptly upon request by the Representatives or counsel for the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Securities by the several Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Company will advise the Representatives, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence satisfactory to the Representatives of each such filing or effectiveness.

          (b) The Company will advise the Representatives, promptly after receiving notice or obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Original Registration Statement or any Rule 462(b) Registration Statement or any amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto,
(ii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose or (iv) any request made by the Commission for amending the Original Registration Statement or any Rule 462(b) Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

          (c) The Company will arrange for the qualification of the Securities for offering and sale under the insurance and securities or blue sky laws of such United States jurisdictions as the Representatives may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

          (d) If, at any time prior to the later of (i) the final date when a prospectus relating to the Securities is required to be delivered under the Act or (ii) the Option Closing Date, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules or regulations of the Commission thereunder, the Company will promptly notify the Representatives thereof and, subject to Section 5(a) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

          (e) The Company will, without charge, provide (i) to the Representatives and to counsel for the Underwriters a signed copy of the registration statement originally filed with respect to the Securities and each amendment thereto (in each case including exhibits thereto) (ii) to each other Underwriter, a conformed copy of such registration statement or any Rule 462(b) Registration Statement and each amendment thereto (in each case without exhibits thereto) and (iii) so long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request; without limiting the application of clause (iii) of this sentence, the Company, not later than (A) 6:00 P.M., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 10:00 A.M., New York City time, on such date or (B) 2:00 P.M., New York City time, on the business day following the date of determination of the public offering price, if such determination occurred after 10:00 A.M., New York City time, on such date, will deliver to the Underwriters, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representatives may reasonably request for purposes of confirming orders that are expected to settle on the Firm Closing Date.

          (f) The Company, as soon as practicable, will make generally available to its securityholders and to the Representatives a consolidated earnings statement of the Company and its subsidiaries that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder.

          (g) The Company will apply the net proceeds from the sale of the Securities and the Direct Securities as set forth under the caption "Use of Proceeds" in the Prospectus.

          (h) The Company and its Subsidiary will comply with their respective operating, investment and underwriting guidelines, as each is in effect from time to time.

          (i) The Company will not, directly or indirectly, without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, offer, sell, offer to sell, contract to sell, pledge, transfer, assign, hypothecate, grant any option to purchase, or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, transfer, assignment, hypothecation, grant of any option to purchase or other sale or disposition) of any Ordinary Shares or other capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, any Ordinary Shares or other capital stock of the Company for a period of one year after the date of the Prospectus, except
(i) pursuant to this Agreement , (ii) pursuant to the Direct Agreements and
(iii) the issuance of options pursuant to the Company's Second Amended and Restated 1998 Stock Option Plan, provided that such options will not be exercisable until one year after the date of the Prospectus. The Company will not file any registration statement on Form S-8 with respect to, or otherwise register for resale with the Commission, the Ordinary Shares underlying any stock options issued by the Company for a period of one year after the date of the Prospectus. The Company will not file any registration statement with respect to the Direct Securities, the SHL Securities, the Class A Warrants, the Class B Warrants, the Class C Warrants or the Ordinary Shares underlying the Class A Warrants, the Class B Warrants, the Class C Warrants or the Direct Warrants for a period of one year after the date of the Prospectus.

          (j) The Company will not, directly or indirectly, (i) take any action designed to cause or to result in, or which would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) (A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company, except as contemplated by this Agreement.

          (k) The Company will obtain the agreements described in Section 7(h) hereof prior to the Firm Closing Date.

          (l) If at any time during the 25-day period after the Registration Statement becomes effective or during the period prior to the Option Closing Date, any rumor, publication or event relating to or affecting the Company or its Subsidiary shall occur as a result of which in your reasonable opinion the market price of the Ordinary Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

          (m) If the Company elects to rely on Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 promulgated under the Act by the earlier of (i) 10:00 P.M. Eastern time on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

          (n) The Company will cause the Securities to be duly included for quotation on the Nasdaq National Market prior to the Firm Closing Date. The Company will use its best efforts to ensure that the Securities remain included for quotation on the Nasdaq National Market following the Firm Closing Date.

          6. Expenses. The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing or other production of documents with respect to the transactions, including any costs of printing the registration statement originally filed with respect to the Securities and any amendment thereto, any Rule 462(b) Registration Statement, any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, any offering document and any amendment or supplement thereto required under the securities or insurance laws of any other applicable jurisdictions, this Agreement and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Securities, including transfer agent's and registrar's fees, (v) the qualification of the Securities under state or foreign insurance or securities and blue sky laws, including filing fees and reasonable fees and disbursements of counsel for the Underwriters relating thereto, (vi) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Securities, (vii) any quotation of the Securities on the Nasdaq National Market, (viii) any meetings with prospective investors in the Securities (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters) and (ix) advertising relating to the offering of the Securities (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters). If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11(a)(i) or (a)(ii) hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

          7. Conditions of the Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Firm Securities shall be subject, in the Representatives' sole discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Firm Closing Date, as if made on and as of the Firm Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

          (a) If the Original Registration Statement or any amendment thereto filed prior to the Firm Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment and, if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have been declared effective not later than the earlier of (i) 11:00 A.M., New York time, on the date on which the amendment to the registration statement originally filed with respect to the Securities or the amendment to the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Securities has been filed with the Commission and (ii) the time confirmations are sent or given as specified by Rule 462(b)(2), or with respect to the Original Registration Statement, or such later time and date as shall have been consented to by the Representatives; if required, the Prospectus and any amendment or supplement thereto shall have been filed with the Commission, or shall have been filed at such later time and date as shall have been consented to by the Representatives; if required, the Prospectus or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

          (b) The Representatives shall have received an opinion, dated the Firm Closing Date, of Jones, Day, Reavis & Pogue, United States counsel for the Company, to the effect that:

          (i) this Agreement, the Direct Agreements, the Warrant Purchase Agreements, the Registration Rights Agreement, the Class A Warrants, the Class B Warrants and the Direct Warrants have been duly executed and delivered by the Company under New York law; and assuming the Company and each other party to such agreements has satisfied those legal requirements under Cayman Islands law that are applicable to it to the extent necessary to make such agreements enforceable against it, the Direct Agreements, the Warrant Purchase Agreements, and the Registration Rights Agreement are the valid and binding obligations of the Company under New York law, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to the enforcement of creditors' rights and remedies or other equitable principles of general application;

          (ii) the Securities have been duly included for quotation in the Nasdaq National Market subject to official notice of issuance;

          (iii) to the knowledge of such counsel, no holders of securities of the Company are entitled to have such securities registered under the Registration Statement, or such rights have been waived;

          (iv) the statements set forth under the headings, "Material Tax Consequences--Taxation of Holdings and Scottish Insurance--United States" and "Material Tax Consequences--Taxation of Shareholders--United States Taxation" in the Prospectus, insofar as such statements constitute a summary of provisions of federal tax law, provide a fair summary of such provisions;

          (v) such counsel does not know of any litigation or any governmental proceedings or investigations, pending or threatened, required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

          (vi) the execution and delivery by the Company of this Agreement, the Direct Agreements, the SHL Agreement, the Class A Warrants, the Class B Warrants and the Direct Warrants and the performance of its obligations hereunder and thereunder will not (A) result in a violation of any federal securities statute or regulation or of any other federal or New York statute or regulation or any judgment, decree, order, rule or regulation known to such counsel of any court or other governmental authority or any arbitrator having jurisdiction over the Company or its Subsidiary or any of their respective properties, or (B) result in a breach or constitute a default under any agreement filed as an exhibit to the Registration Statement or otherwise identified in a list appended to such opinion; no consent, approval, authorization, registration, qualification or order of or with any federal or New York governmental agency or body is required for the issuance or sale by the Company of the Securities, the Direct Securities, the SHL Securities, the Class A Warrants or the Class B Warrants except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

          (vii) the Registration Statement has become effective under the Act; any required filing of the Prospectus, or any Term Sheet that constitutes a part thereof, pursuant to Rules 434 and 424(b) has been made in the manner and within the time period required by Rules 434 and 424(b); and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose are pending or threatened or are contemplated by the Commission;

          (viii) such counsel shall state that in the course of the preparation by the Company of the Registration Statement and the Prospectus, such counsel participated in discussions with officers, directors and employees of the Company, representatives of Ernst & Young LLP, the independent accountants who examined the consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus, counsel for the Underwriters and the representatives of the Underwriters concerning the information contained in the Registration Statement and the Prospectus and the proposed responses to various items in Form S-1 under the Act, and that based upon such counsel's examination of the Registration Statement and the Prospectus, such counsel's investigations made in connection with the preparation of the Registration Statement and the Prospectus and such counsel's participation in the discussions referred to above, such counsel is of the opinion that the Registration Statement and the Prospectus (in each case, except for (i) the financial statements, financial schedules and other financial and statistical information included therein and (ii) the information referred to under the caption "Experts" as having been included therein on the authority of Ernst & Young LLP, as experts, as to which such counsel need express no opinion) at the time the Registration Statement became effective under the Act, and at the time the Prospectus was filed pursuant to Rule 424(b) under the Act, respectively, complied as to form in all material respects with the Act and the rules and regulations thereunder;

          (ix) if the Company elects to rely on Rule 434, the Prospectus is not "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time of its effectiveness or an effective post-effective amendment thereto (including such information that is permitted to be omitted pursuant to Rule 430A);

          (x) no registration of the Direct Securities, the SHL Securities, the Class A Warrants or the Class B Warrants under the Act was, is or will be required for the issuance, offering and sale by the Company of the Direct Securities to the Direct Investors, of the SHL Securities to SHL, of the Class A Warrants to the Class A Warrant Holders and of the Class B Warrants to the Class B Warrant Holders, in each case in the manner described in the Registration Statement and the Prospectus;

          (xi) under the laws of the State of New York relating to submission to jurisdiction, the Company has, pursuant to Section 16 of this Agreement, validly and irrevocably submitted to the jurisdiction of any federal or state court of competent jurisdiction in the State of New York in any action arising out of or relating to this Agreement, has, to the fullest extent permitted by New York or federal law, validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly appointed CT Corporation System as its authorized agent for the purpose described in Section 16 hereof; service of process effected on such agent in the manner set forth in Section 16 hereof will be effective service of process in any such action upon the Company; and the choice of the law of New York as the governing law of this Agreement is a valid and effective choice of law under the laws of the State of New York;

          (xii) neither the Company nor its Subsidiary is nor will the transactions contemplated by this Agreement or the conduct of the respective businesses of the Company and the Subsidiary as described in or contemplated by the Prospectus cause either the Company or its Subsidiary to be subject to registration as an investment company under the 1940 Act or controlled by an investment company subject to such registration, an investment adviser under the Advisers Act, or a broker-dealer under the Exchange Act; the Subsidiary is a "foreign insurance company" within the meaning of Rule 3a-6 under the 1940 Act, and the conduct of the respective businesses of the Company and its Subsidiary as described in or contemplated by the Prospectus will qualify the Subsidiary as a "foreign insurance company" within the meaning of such

     Rule; Form F-N has been filed with the Commission, and such Form accurately sets forth all information required to be included therein and complies as to form in all material respects with the applicable requirements of the Act and the 1940 Act and the respective rules and regulations of the Commission thereunder; and

          (xiii) a variable life insurance policy issued by the Subsidiary in the form attached to such opinion should qualify as a life insurance contract for federal income tax purposes, assuming it is administered in accordance with its terms and with the requirements of section 7702(a)(1) or 7702(a)(2), as applicable, of the Code.

     Such counsel shall also state that although such counsel has not independently verified and is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of the information contained in the Registration Statement and Prospectus, based upon such counsel's examinations, investigations and participation in the discussions described above, no facts have come to such counsel's attention that cause such counsel to believe that the Registration Statement (except for (i) the financial statements, financial schedules and other financial and statistical information included therein and (ii) the information referred to under the caption "Experts" as having been included therein on the authority of Ernst & Young LLP, as experts, as to which such counsel need express no view), at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (with the foregoing exceptions) as of its date or as of the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may (i) limit its opinion to the federal laws of the United States of America and the laws of the State of New York and (ii) rely, as to matters of fact, to the extent such counsel deem proper, on certificates of officers of the Company.

     References to the Registration Statement and the Prospectus in this paragraph (b) shall include any amendment or supplement thereto at the date of such opinion.

     (c) The Representatives shall have received an opinion, dated the Firm Closing Date, of Maples & Calder, Cayman Islands counsel for the Company, to the effect that:

          (i) the Company and its Subsidiary have been duly organized and are validly existing as exempted corporations in good standing under the laws of the Cayman Islands;

          (ii) the Company and its Subsidiary have corporate power to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus, and the Company has corporate power to enter into this Agreement, the Direct Agreements, the SHL Agreement, the Warrant

 Purchase Agreements, the Registration Rights Agreement, the Class A Warrants, the Class B Warrants, the Class C Warrants and the Direct Warrants and to carry out all the terms and provisions hereof and thereof to be carried out by it;

     (iii) the issued shares of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, based on an examination of the Register of Mortgages and Charges of the Subsidiary, are owned beneficially by the Company free and clear of any perfected security interests or, to the best knowledge of such counsel, any other security interests, liens, encumbrances, equities or claims;

     (iv) the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus; all of the issued shares of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable Cayman Islands laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities; the Class A Warrants and the Class B Warrants have been duly authorized and validly issued, are fully paid and no further amounts are payable with respect to the Class A Warrants and the Class B Warrants except as specified in the Class A Warrants and the Class B Warrants with respect to payment of the exercise price upon exercise thereof, and have been issued in compliance with all applicable Cayman Islands laws; the Securities and the Direct Securities have been duly authorized by all necessary corporate action of the Company and, when issued and delivered to and paid for by the Underwriters and by the Direct Investors pursuant to this Agreement and the Direct Agreements, as the case may be, will be validly issued in compliance with all applicable Cayman Islands laws, fully paid and nonassessable; the Class C Warrants have been duly authorized by all necessary corporate action of the Company and, when issued and delivered to and paid for by the Class C Warrant Holders pursuant to the Class C Warrant Purchase Agreements will be validly issued, fully paid and no further amounts will be payable with respect to the Class C Warrants except as specified in the Class C Warrants with respect to payment of the exercise price upon exercise thereof; the Ordinary Shares initially issuable upon exercise of the Class A Warrants, the Class B Warrants, the Class C Warrants and the Direct Warrants have been duly authorized and reserved for issuance upon such exercise, and after payment therefor upon exercise in accordance with the Class A Warrants, the Class B Warrants, the Class C Warrants and the Direct Warrants, will be validly issued, fully paid and nonassessable; no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Securities, the Direct Securities, the Class A Warrants, the Class B Warrants, the Class C Warrants or the Ordinary Shares initially issuable upon exercise of the Class A Warrants, the Class B Warrants, the Class C Warrants and the Direct Warrants;

     (v) the statements set forth under the heading "Description of Shares" in the Prospectus, insofar as such statements purport to summarize certain provisions of the share capital of the Company, provide a fair summary of such provisions, and the statements set forth under the headings "Enforceability of Civil Liabilities under United

States Federal Securities Laws", "Risk Factors--Importance of Management and Key Employees; Cayman Islands Work Permits", "Risk Factors--Income Tax Risks--Cayman Islands Taxes", "Risk Factors--Holding Company Structure and Dividends", "Risk Factors--Limitations on Ownership, Transfers and Voting Rights", "Risk Factors-- Anti-Takeover Effects of Articles of Association and Cayman Islands Confidentiality Laws", "Risk Factors--Service of Process and Enforcement of Judgments", "Dividend Policy", "Management's Discussion and Analysis of Financial Condition and Plan of Operations--Taxation", "Business--Employees", "Business--Legal Proceedings", "Business--Regulation--Cayman Islands", "Description of Shares", "Material Tax Consequences--Taxation of Holdings and Scottish Insurance--Cayman Islands" and "Material Tax Consequences--Taxation of Shareholders--Cayman Islands Taxation" in the Prospectus, insofar as such statements constitute a summary of provisions of Cayman Islands law and of documents governed by Cayman Islands law or proceedings in the Cayman Islands referred to therein, provide a fair summary of such legal matters, documents and proceedings;

     (vi) the execution and delivery of this Agreement, the Direct Agreements, the SHL Agreement, the Warrant Purchase Agreements, the Registration Rights Agreement, the Class A Warrants, the Class B Warrants, the Class C Warrants and the Direct Warrants have been duly authorized by all necessary corporate action of the Company, and no other corporate proceeding therefor on the part of the Company or its shareholders is required; this Agreement, the Direct Agreements, the SHL Agreement, the Warrant Purchase Agreements, the Registration Rights Agreement, the Class A Warrants, the Class B Warrants and the Direct Warrants have been duly executed and delivered by the Company; the SHL Agreement, the Class A Warrants, the Class B Warrants and the Direct Warrants are the valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to the enforcement of creditors' rights and remedies or other equitable principles of general application; and no registration, filing, stamping or other formalities are necessary (except for a nominal stamp duty if this Agreement, the Direct Agreements, the SHL Agreement, the Warrant Purchase Agreements, the Registration Rights Agreement, the Class A Warrants, the Class B Warrants, the Direct Warrants or any original counterparts are brought within the jurisdiction of the Cayman Islands in original form) for the validity and enforceability of this Agreement, the Direct Agreements, the SHL Agreement, the Warrant Purchase Agreements, the Registration Rights Agreement, the Class A Warrants, the Class B Warrants or the Direct Warrants in the Cayman Islands or for their admissibility in evidence in proceedings in the courts of the Cayman Islands;

     (vii) the issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, of the Direct Securities to the Direct Investors by the Company pursuant to the Direct Agreements, of the SHL Securities to SHL by the Company pursuant to the SHL Agreement, and of the Class A Warrants and the Class B Warrants to the Class A Warrant Holders and the Class B Warrant Holders, respectively, by the Company pursuant to the Warrant Purchase Agreements and the issuance of Ordinary Shares initially issuable upon the exercise of the Class A Warrants, the Class B Warrants and the Direct Warrants, the compliance by the Company with the other provisions of this Agreement, the Direct Agreements, the SHL Agreement, the Warrant Purchase Agreements, the Registration Rights Agreement, the Class A Warrants, the Class B Warrants and the Direct Warrants and the consummation of the other transactions herein and therein contemplated do not
(A) require the consent, approval, authorization, registration or qualification of or with any Cayman Islands governmental authority, except such as have been obtained, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument filed as an exhibit to the Registration Statement that is governed by Cayman Islands law or otherwise identified in a list appended to such opinion to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary or any of their respective properties are bound, or the Memorandum of Association or Articles of Association or other organizational documents of the Company or its Subsidiary, or any Cayman Islands statute or any reported or publicly available judgment, decree, order, rule or regulation of any Cayman Islands court or other Cayman Islands governmental authority known to such counsel and applicable to the Company or its Subsidiary;

     (viii) the Subsidiary is not currently prohibited by any Cayman Islands law or governmental authority, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its share capital, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, except as described in or contemplated by the Prospectus;

     (ix) except as otherwise set forth in such opinion, no authorizations, consents, registrations, qualifications or approvals are required from any governmental authorities or agencies or other official bodies in the Cayman Islands in order for the Company and the Subsidiary to conduct their respective businesses as described in or contemplated by the Prospectus;

     (x) the forms of share certificate for the Securities, the Direct Securities, the SHL Securities, the Class A Warrants and the Class B Warrants conform to the requirements of the Companies Law of the Cayman Islands;

     (xi) the Subsidiary is subject to regulation as an insurance company by the government of the Cayman Islands and has been duly licensed by the Governor-in-Council as an unrestricted Class "B" insurer under the Insurance Law, and such license authorizes the Subsidiary to conduct its business as described in or contemplated by the Registration Statement and the Prospectus; all statutory financial returns, reports, business plans, documents or other information required to be filed under the Insurance Law and any applicable rules and regulations thereunder in order for the Company and its Subsidiary to conduct their respective businesses as described in or contemplated by the

Registration Statement and the Prospectus have been filed; the Company is a holding company and is not subject to Cayman Islands insurance regulations;

     (xii) no currency exchange control laws or withholding taxes of the Cayman Islands apply to the payment of dividends (A) on the Securities by the Company or (B) by the Subsidiary to the Company, except in each case as described in or contemplated by the Prospectus;

     (xiii) no legal or governmental proceedings are pending in the courts of the Cayman Islands to which the Company or its Subsidiary is a party or to which the property of the Company or its Subsidiary is subject, and to the best knowledge of such counsel, no such proceedings have been threatened against the Company or its Subsidiary or with respect to any of their respective properties;

     (xiv) none of the Underwriters, the Direct Investors, SHL, the Class A Warrant Holders, the Class B Warrant Holders or any subsequent purchasers of the Securities, the Direct Securities, the SHL Securities, the Class A Warrants or the Class B Warrants will be subject to any excise or similar tax imposed in the Cayman Islands (other than a nominal stamp duty if the Securities, the Direct Securities, the SHL Securities, the Class A Warrants of the Class B Warrants are executed in or subsequently brought into the Cayman Islands) in connection with the offering, sale or purchase of the Securities, the Direct Securities, the SHL Securities, the Class A Warrants, the Class B Warrants or the Ordinary Shares initially issuable upon exercise of the Class A Warrants, the Class B Warrants and the Direct Warrants;

     (xv) each of the Company and its Subsidiary has received from the Cayman Islands Governor-in-Council an undertaking pursuant to the provisions of the Tax Concessions Law, as amended (1995 Revision), to the effect set forth in the Prospectus under the caption "Material Tax Consequences--Taxation of Holdings and Scottish Insurance--Cayman Islands";

     (xvi) to the extent Cayman Islands law is applicable, each of the Company and its Subsidiary has validly and irrevocably submitted to the jurisdiction of any federal or state court sitting in the City of New York, has validly and irrevocably waived, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court based on or arising under this Agreement or any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and has validly appointed CT Corporation System as its authorized agent to receive service of process in any such suit, action or proceeding; service of process effected in the manner set forth in Section 16 of this Agreement will be effective under the laws of the Cayman Islands to confer personal jurisdiction over the Company; and the choice of the law of New York as the governing law of this Agreement is a valid and effective choice of law; and

          (xvii) the courts of the Cayman Islands will recognize and enforce a judgment obtained in a federal or state court sitting in the City of New York against the Company based on or arising under this Agreement, provided that service of process is effected in accordance with Section 16 of this Agreement and provided that such judgment imposes upon the Company an obligation to pay the sum for which the judgment is given, such judgment is final, for a liquidated sum, not in respect of taxes or a fine or penalty, and not obtained in a manner and not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands (and such counsel shall state they do not believe that any judgment obtained against the Company based on or arising under this Agreement would be of such a kind).

          In rendering any such opinion, such counsel may (i) limit its opinion to the laws of the Cayman Islands and (ii) rely, as to matters of fact, to the extent such counsel deem proper, on certificates of responsible officers of the Company and public officials.

          References to the Registration Statement and the Prospectus in this paragraph (c) shall include any amendment or supplement thereto at the date of such opinion.

          (d) The Representatives shall have received an opinion, dated the Firm Closing Date, of the Bernstein Law Firm, special insurance regulatory counsel for the Company and the Subsidiary, to the effect that:

             (i) neither the Company nor its Subsidiary is required to be licensed or admitted as an insurer or an insurance holding company, as applicable, in, or to otherwise comply with the insurance laws and regulations of, any jurisdiction within the United States in order to conduct their respective businesses as described in the Prospectus;

             (ii) no certificate, authorization or permit of, and no filing with or notice to, any insurance regulatory authority of any state in the United States is required by either the Company or the Subsidiary to own, lease, license and operate its properties or to conduct its business as described in the Prospectus;

             (iii) the statements set forth under the headings, "Risk Factors-- Regulation" and "Business--Regulation--United States and Other", insofar as such statements constitute a summary of provisions of insurance laws and regulations of jurisdictions within the United States, provide a fair summary of such provisions; and

             (iv) to the best knowledge of such counsel, no change in any insurance law or regulation of the United States or any state thereof is pending that could have, singly or in the aggregate, a material adverse effect on the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company and its Subsidiary, except as described in or contemplated by the Prospectus.

          Such counsel shall also state that, based on their role as special insurance regulatory counsel to the Company and the Subsidiary, they have no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem proper, on certificates of responsible officers of the Company and public officials.

          References to the Prospectus in this paragraph (d) shall include any amendment or supplement thereto at the date of such opinion.

          (e) The Representatives shall have received an opinion, dated the Firm Closing Date, of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, with respect to the Registration Statement and the Prospectus, and such other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (f) The Representatives shall have received from Ernst & Young LLP a letter or letters dated, respectively, the date hereof and the Firm Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

             (i) they are independent accountants with respect to the Company and its Subsidiary within the meaning of the Act and the applicable rules and regulations thereunder and that they have performed a review of the interim unaudited financial information of the Company and its Subsidiary for the period ended June 30, 1998, and as at June 30, 1998, in accordance with Statement on Auditing Standards No. 71;

             (ii) in their opinion, the audited consolidated balance sheet examined by them and included in the Registration Statement and the Prospectus complies in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

             (iii) on the basis of a reading of the latest unaudited consolidated financial statements made available by the Company and its Subsidiary and their review, in accordance with standards established under Statement on Auditing Standards No. 71, of the interim unaudited financial information for the period ended June 30, 1998, and as at June 30, 1998, carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iii), a reading of the minute books of the shareholders, the board of directors and any committees thereof of the Company and the Subsidiary, and inquiries of certain officials of the Company and the Subsidiary who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that:

          (A) the unaudited consolidated financial statements of the Company and its Subsidiary included in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated balance sheet included in the Registration Statement and the Prospectus; and

          (B) at a specific date not more than five business days prior to the date of such letter, there were any changes in the capital stock or long-term debt of the Company and its Subsidiary or any decreases in net current assets or stockholders' equity of the Company and its Subsidiary, in each case compared with the amounts shown on the June 30, 1998 unaudited consolidated balance sheet included in the Registration Statement and the Prospectus, except in all instances for changes, decreases or increases set forth in such letter; and

          (iv) they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and its Subsidiary and are included in the Registration Statement and the Prospectus under the captions "Prospectus Summary", "Risk Factors", "Capitalization", "Dilution", "Management's Discussion and Analysis of Financial Condition and Plan of Operations", "Business-- Products Offered by Scottish Insurance", "Business--Administration and Consulting Services", "Business--Property", "Management--Stock Option Plan", "Certain Relationships and Related Party Transactions", "Description of Shares", "Shares Eligible for Future Sale", "Material Tax Consequences" and "Underwriting" and have compared such amounts, percentages and financial information with such records of the Company and its Subsidiary and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

          In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representatives deem such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

          References to the Registration Statement and the Prospectus in this paragraph (f) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

          (g) The Representatives shall have received a certificate, dated the Firm Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that:

          (i) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Firm Closing Date; the Registration Statement, as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Firm Closing Date;

          (ii) no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best of the Company's knowledge, are contemplated by the Commission; and

          (iii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor its Subsidiary has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company or its Subsidiary, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

          (h) The Representatives shall have received from each of the Direct Investors, each of the Class A Warrant Holders and the Class B Warrant Holders and each person who is a director or officer of the Company or who owns any outstanding Ordinary Shares or any securities convertible into, or exchangeable or exercisable for, any Ordinary Shares, an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of Prudential Securities Incorporated (which in the case of the Class B Warrant Holders, may be granted only with respect to transactions with certain officers of Prudential Securities Incorporated who hold a beneficial interest in any of the partnerships holding the Class B Warrants), on behalf of the Underwriters, and (other than with respect to the Class B Warrant Holders), the Company, offer, sell, offer to sell, contract to sell, pledge, transfer, assign, hypothecate, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, transfer, assignment, hypothecation, grant of an option to purchase or other sale or disposition) of any Ordinary Shares or other capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, any Ordinary

Shares or other capital stock of the Company for a period of one year (or six months with respect to the Direct Securities to be purchased by Maverick Fund USA, Ltd., Maverick Fund, L.D.C. and Maverick Fund II, Ltd.) after the date of the Prospectus.

     (i) On or before the Firm Closing Date, the Representatives and counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

     (j) Prior to the commencement of the offering of the Securities, the Securities shall have been included for quotation in the Nasdaq National Market.

     (k) The Direct Investors shall have purchased Ordinary Shares and Direct Warrants pursuant to the Direct Agreements with an aggregate purchase price of at least $20.0 million.

     All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representatives and counsel for the Underwriters. The Company shall furnish to the Representatives such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representatives and counsel for the Underwriters shall reasonably request.

     The respective obligations of the several Underwriters to purchase and pay for any Option Securities shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm Securities, except that all references to the Firm Securities and the Firm Closing Date shall be deemed to refer to such Option Securities and the related Option Closing Date, respectively.

     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

     (i) any untrue statement or alleged untrue statement made by the Company in Section 2 of this Agreement;

     (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the insurance or securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application");

          (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Securities, including without limitation, slides, videos, films and tape recordings;

and will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use therein and provided, further, that the Company will not be liable to any Underwriter or any person controlling such Underwriter with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from such Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Act, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5(d) and (e) of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Underwriter or Underwriters purchasing, in the aggregate, more than fifty percent (50%) of the Securities, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Underwriter or any person who controls any such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all of the Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.


     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representatives in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

     (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and contributions among Underwriters shall be governed by the provisions of the Prudential Securities Incorporated Master Agreement Among Underwriters. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

     9. Default of Underwriters. If one or more Underwriters default in their obligations to purchase Firm Securities or Option Securities hereunder and the aggregate number of such Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Firm Securities or Option Securities to be purchased by all of the Underwriters at such time hereunder, the other Underwriters may make arrangements satisfactory to the Representatives for the purchase of such Securities by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives), but if no such arrangements are made by the Firm Closing Date or the related Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Securities or Option Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Securities that is more than ten percent of the aggregate number of Firm Securities or Option Securities, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representatives are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives) of the Securities with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company other than as provided in Section 10 hereof. In the event of any default by one or more Underwriters as described in this Section 9, the Representatives shall have the right to postpone the Firm Closing Date or the Option Closing Date, as the case may be, established as provided in Section 3 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Securities or Option Securities, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 9. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

     10. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     11. Termination. (a) This Agreement may be terminated with respect to the Firm Securities or any Option Securities in the sole discretion of the Representatives by notice to the Company given prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Firm Closing Date or such Option Closing Date, respectively,

     (i) the Company or its Subsidiary shall have, in the sole judgment of the Representatives, sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Company), in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its Subsidiary, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

     (ii) trading in the Ordinary Shares shall have been suspended by the Commission or the Nasdaq National Market;

     (iii) trading in securities generally on the New York Stock Exchange or Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on such exchange or market system;

     (iv) a banking moratorium shall have been declared by New York, United States or Cayman Islands governmental authorities; or

     (v) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or the Cayman Islands or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the United States or Cayman Islands financial markets that, in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

     (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

     12. Information Supplied by Underwriters. The statements set forth in the last paragraph on the front cover page and under the heading "Underwriting" in any Preliminary Prospectus or the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by any Underwriter through the Representatives to the Company for the purposes of Sections 2(b) and 8 hereof. The Underwriters confirm that such statements (to such extent) are correct.

     13. Notices. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Prudential Securities Incorporated, One New York Plaza, New York, New York 10292, Attention: Equity Transactions Group; and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at Ugland House (P.O. Box 10657APO), George Town, Grand Cayman, Cayman Islands, British West Indies.

     14. Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from any Underwriter shall be deemed a successor because of such purchase.

     15. Applicable Law. The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

     16. Consent to Jurisdiction and Service of Process. All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, and by execution and delivery of this Agreement, the Company accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The Company designates and appoints CT Corporation System, 1633 Broadway, New York, New York, and such other persons as may hereafter be selected by the Company irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Company to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Company at its address provided in Section 13 hereof; provided, however, that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by the Company refuses to accept service, the Company hereby agrees that service of process sufficient for personal jurisdiction in any action against the Company in the State of New York may be made by registered or certified mail, return receipt requested, to the Company at its address provided in Section 13 hereof, and the Company hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Underwriter to bring proceedings against the Company in the courts of any other jurisdiction.

     17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and each of the several Underwriters.


                         Very truly yours,


                         SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                         By
                           ----------------------------------------------
                           Michael C. French
                           Chief Executive Officer


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

PRUDENTIAL SECURITIES INCORPORATED
CIBC OPPENHEIMER CORP.
ING BARING FURMAN SELZ LLC
WARBURG DILLON READ LLC


By PRUDENTIAL SECURITIES INCORPORATED

By
  -----------------------------------------
  Name:  Jean-Claude Canfin
  Title: Managing Director

For itself and on behalf of the Representatives.

                                   SCHEDULE 1


                                  UNDERWRITERS


                                                               Number of Firm
                                                               Securities to
Underwriter                                                    be Purchased
-----------                                                    --------------
Prudential Securities Incorporated..........................
CIBC Oppenheimer Corp.......................................
ING Baring Furman Selz LLC..................................
Warburg Dillon Read LLC.....................................







                                                               --------------
          Total.............................................      16,750,000
                                                               ==============
